UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  October 7, 2013 (October 6, 2013)

Commission file number 1-06155

SPRINGLEAF FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                                                Other Events.

On October 6, 2013, Springleaf Financial Funding Company (the “Borrower”) delivered written notice of its intent to make a prepayment, without penalty or premium, on October 11, 2013, of $550.0 million of initial loans under its Amended and Restated Credit Agreement, dated as of May 10, 2011 (the “Credit Agreement”), among the Borrower, Springleaf Finance Corporation (the “Company”), the subsidiaries of the Company party thereto (the “Subsidiary Guarantors”), the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto.

Following the prepayment, the initial loans under the Credit Agreement maturing in 2017 will be fully repaid, and the outstanding principal amount of loans under the new loan tranche under the Credit Agreement maturing in 2019 (the “New Loan Tranche”), put in place on September 30, 2013, will be $750.0 million.  Upon the repayment in full of the initial loans under the Credit Agreement maturing in 2017, pursuant to the Joinder Agreement, dated as of September 30, 2013 (the “Joinder Agreement”), among the Borrower, the Company, the Subsidiary Guarantors and Bank of America, N.A., as lender, administrative agent and collateral agent, (i) the borrowing base formula will be modified to increase the amount and expand the categories of assets eligible for inclusion in the borrowing base, and (ii) certain restrictions contained in the negative covenants under the Credit Agreement will be revised to provide for more flexibility for the Company and its subsidiaries.

A brief description of the Credit Agreement is contained in, and a copy of the Credit Agreement is attached as an exhibit to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2011, which is incorporated herein by this reference.  A brief description of the New Loan Tranche is contained in, and a copy of the Joinder Agreement establishing the New Loan Tranche is attached as an exhibit to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2013, which is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)

Date:	October 7, 2013	By	/s/ Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Senior Vice President and Chief Financial Officer